Exhibit 4.17
SALE OF ASSETS AGREEMENT (NORTH)
between
PAMODZI GOLD FREE STATE (PROPRIETARY) LIMITED
(IN PROVISIONAL LIQUIDATION)
and
AVGOLD LIMITED
and
HARMONY GOLD MINING COMPANY LIMITED

TABLE OF CONTENTS

1	PARTIES	1
2	INTERPRETATION	1
3	INTRODUCTION	13
4	CONDITIONS PRECEDENT	14
5	MERGER NOTIFICATION TO COMPETITION AUTHORITIES	16
6	TRIGGER EVENT	17
7	SALE	17
8	PURCHASE CONSIDERATION	18
9	ESCROW ACCOUNT	18
10	PAYMENT OF THE PURCHASE CONSIDERATION	19
11	CARE AND MAINTENANCE	19
12	CLOSING	20
13	VALUE OF SPECIFIED ASSETS	22
14	REVIEW OF BUILDINGS, FIXED ASSETS AND EQUIPMENT AND INFRASTRUCTURE	22
15	BUSINESS LIABILITIES	23
16	REHABILITATION LIABILITIES	23
17	CONDUCT OF SOUTH BUSINESS AND MANAGEMENT	23
18	WARRANTIES BY THE SELLER	25
19	GENERAL WARRANTIES	26
20	EMBARGO	27
21	CONFIDENTIALITY	27
22	PUBLICITY	29
23	SUPPORT	30
24	BREACH	30
25	DISPUTE RESOLUTION	31
26	NOTICES AND DOMICILIA	32
27	BENEFIT OF THE AGREEMENT	33
28	APPLICABLE LAW AND JURISDICTION	33
29	GENERAL	33
30	COSTS	34
31	SIGNATURE	35
ANNEXURES
ANNEXURE “1”    : PLAN AND COORDINATES
ANNEXURE “2”    : IMMOVABLE PROPERTY
ANNEXURE “3”    : SPECIFIED ASSETS
ANNEXURE “4”    : SURFACE RIGHT PERMITS
ANNEXURE “5”    : OLD ORDER MINING RIGHT

WHEREBY THE PARTIES AGREE AS FOLLOWS —
1	PARTIES
1.1	Pamodzi Gold Free State (Proprietary) Limited (in provisional liquidation);

1.2	Avgold Limited; and

1.3	Harmony Gold Mining Company Limited.
2	INTERPRETATION
2.1	In this Agreement —
2.1.1	clause headings are for convenience only and are not to be used in its interpretation;

2.1.2	an expression which denotes —
2.1.2.1	any gender includes the other genders;

2.1.2.2	a natural person includes a juristic person and vice versa; and

2.1.2.3	the singular includes the plural and vice versa.
2.2	In this Agreement, unless the context indicates a contrary intention, the following words and expressions bear the meanings assigned to them and cognate expressions bear corresponding meanings —
2.2.1	“Administration Expenses Agreement” means the written agreement entered into between Harmony and the Seller on 7 August 2009, in terms of which Harmony agreed to pay the Seller an amount of R5,000,000 (five million rand) in respect of certain expenses to be incurred by the Seller;

2.2.2	“AFSA” means the Arbitration Foundation of Southern Africa;

2.2.3	“Agreement” means this sale of assets agreement;

2.2.4	“Applicable Date” means 7 August 2009;

2.2.5	“Buildings” means all buildings located on the Immovable Property, the Surface Right Permits and the Servitudes and all fixtures, fittings and contents therein as at the Applicable Date;

2.2.6	“Business” means the gold mining, processing and related business carried on by the Seller under the name and style of “President Steyn Gold Mine” prior to the Signature Date, which business included the operation of the Steyn Shafts;

2.2.7	“Business Liabilities” means all liabilities of whatsoever nature or kind, and wherever and howsoever arising, of the Seller other than the Rehabilitation Liabilities;

2.2.8	“Care and Maintenance” means all care and maintenance reasonably necessary in respect of the Sale Assets which shall include, inter alia —
2.2.8.1	the continuation of all water pumping activities at Steyn 9 Shaft (previously known as Freddies 9 Shaft) so as to ensure that there is no build-up of water in the shaft;

2.2.8.2	the continuation of the dewatering of Steyn 9 Shaft (previously known as Freddies 9 Shaft) so as to ensure that the water level remains below the 57 level pump station;

2.2.8.3	the continuation of the dewatering of Steyn 3 Shaft (previously known as Loraine 3 Shaft) between 71 and 75 level, so as to allow for the future recommissioning of the pump station on 74 level;

2.2.8.4	the continuation of the dewatering of Steyn 3 Shaft (previously known as Loraine 3 Shaft) so as to ensure that the water level remains below the 73 level station footwall; and

2.2.8.5	the provision of all necessary security services to ensure that the Sale Assets are secure and cannot be accessed by unauthorised persons;
2.2.9	“Companies Act” means the Companies Act, 1973;

2.2.10	“Competition Act” means the Competition Act, 1998;

2.2.11	“Competition Authorities” means the commission established pursuant to Chapter 4, Part A of the Competition Act or the tribunal established pursuant to Chapter 4, Part B of the Competition Act or the appeal court established pursuant to Chapter 4, Part C of the Competition Act, as the case may be;

2.2.12	“Condition Precedent Fulfilment Date” the date on which the last of the Conditions Precedent has been fulfilled or waived, as the case may be;

2.2.13	“Conditions Precedent” means the conditions precedent set out in clause 4.1;

2.2.14	“Deed of Cession” means a notarial deed of cession of the New Order Mining Right prepared by the Purchaser’s Attorneys;

2.2.15	“DMR” means the Department of Mineral Resources of the Government of the Republic of South Africa;

2.2.16	“Effective Date” means if there has been —
2.2.16.1	no deterioration or damage as contemplated in clause 14.1, the 2nd (second) business day after the Measurement Date; or
2.2.16.1.1	deterioration or damage as contemplated in clause 14.1, the 2nd (second) business day after the later of the Measurement Date and the date of determination of the cost of restoration in terms of clause 14.1;
2.2.17	“Employees” means all employees of the Seller who are employed exclusively or predominantly in respect of the North Business, other than the Management Employees;

2.2.18	“Equipment and Infrastructure” means all equipment, infrastructure, spares and inventory owned and used by the Seller in or in connection with the North Business —
2.2.18.1	whether above or below the surface, and which was situated on or below the North Business Area as at the Applicable Date; and/or

2.2.18.2	which is held by contractors or service suppliers for repair, refurbishment or reconditioning;
2.2.19	“Fixed Assets” means all assets owned by the Seller in addition to the Buildings, the Equipment and Infrastructure and the Immovable Property, used in or in connection with the North Business, whether above or below the surface, and which were situated on or below the North Business Area as at the Applicable Date;

2.2.20	“Gold Work-in-Progress” means all gold bearing material derived from the North Business which had not yet been processed and sold as at the Applicable Date;

2.2.21	“Harmony” means Harmony Gold Mining Company Limited, registration number 1950/038232/06, a limited liability public company duly incorporated in the Republic of South Africa;

2.2.22	“Immovable Property” means the immovable property owned by the Seller and used in connection with the North Business, details of which are listed in annexure “2”;

2.2.23	“Income Tax Act” means the Income Tax Act, 1962;

2.2.24	“Independent Auditors” means such independent auditors as may be agreed between the Seller and the Purchaser, or failing agreement within 48 (forty eight) hours from the date of a request by any Party for such agreement, appointed by the Executive President for the time being of the South African Institute of Chartered Accountants from one of the 4 (four) largest (based on number of partners) independent firms of auditors in South Africa at the time;

2.2.25	“Intellectual Property” means all patents, registered and unregistered trade marks, service marks, copyright, designs and applications for any of the aforegoing in any part of the world, and any know-how, trade secrets and data associated with any of the aforegoing owned by the Seller and used in or in connection with the North Business;

2.2.26	“Labour Relations Act” means the Labour Relations Act, 1995;

2.2.27	“Liquidators” means the provisional liquidators of the Seller being Allan David Pellow, Barend Peterson, Deon Marius Botha, Enver Mohammed Motala, Gavin Cecil Gainsford and Johan Engelbrecht;

2.2.28	“Management Employees” means all management level employees of the Seller who are employed exclusively or predominantly in respect of the North Business;

2.2.29	“Management Termination Agreements” means written agreements in terms of section 197(6) of the Labour Relations Act entered or to be entered into between the Seller, the Purchaser, Harmony and the Management Employees, in terms of which the employment of the Management Employees with the Seller will be terminated for operational reasons with effect from a date which is prior to the Effective Date, and the Management Employees waive all of their rights and claims against the Purchaser’s Group under sections 197 and 197A of the Labour Relations Act arising pursuant to the Sale.

2.2.30	“Measurement Date” means —
2.2.30.1	the 2nd (second) business day immediately succeeding the day on which the last of the Conditions Precedent has been fulfilled or waived, as the case may be; or

2.2.30.2	if the Purchaser has indicated to the Seller at any time on or before the date referred to in clause 2.2.30.1 that it is of the view that any of the Specified Assets has been removed from the North Business Area, the 2nd (second) business day immediately succeeding the day on which the value of such Specified Asset(s) is agreed or determined in accordance with the provisions of clause 13.1;
2.2.31	“Merger Notification” means the merger notice which may be submitted to the Competition Authorities as contemplated in clause 5;

2.2.32	“Mining Titles Office” means the Mining Titles Office contemplated in section 2 of the Mining Titles Registration Act, 1967;

2.2.33	“Minister” means the Minister of Mining;

2.2.34	“MPRDA” means the Mineral and Petroleum Resources Development Act, 2002;

2.2.35	“New Order Mining Right” means the mining right into which it is intended that the Old Order Mining Right will be converted in terms of clause 4.1.4;

2.2.36	“North Business” means the gold mining, processing and related business carried on by the Seller under the name and style of “President Steyn North Division” prior to the Signature Date, which business included the operation of the North Steyn Shafts;

2.2.37	“North Business Area” means the area outlined in green and labelled “MINING LEASE AREA” on the plan annexed hereto as annexure “1”, which area is depicted by the coordinates listed in annexure “1”;

2.2.38	“North Steyn Shafts” means the gold mines known as Steyn 3 Shaft (previously known as Loraine 3 Shaft), Steyn 7 Shaft (previously known as Freddies 7 Shaft) and Steyn 9 Shaft (previously known as Freddies 9 Shaft)

and the ventilation shafts known as Steyn 4 Shaft (previously known as Loraine 4 Shaft) and Steyn 8 Shaft (previously known as Freddies 8 Shaft);

2.2.39	“Old Order Mining Right” means all existing mineral rights, mining leases, mining licences, surface right permits and other mining rights held by the Seller and which were used in connection with the South Business prior to the Signature Date, including those listed in annexure “4”;

2.2.40	“Parties” means the parties to this Agreement;

2.2.41	“Plant Sale Agreement” means a written agreement entered or to be entered into between Harmony and the Seller in terms of which Harmony acquires the gold processing plant owned by the Seller and known as the “PSGM Plant” and associated assets;

2.2.42	“Prime Rate” means the publicly quoted basic rate of interest, compounded monthly in arrears and calculated on a 365 (three hundred and sixty five) day year irrespective of whether or not the year is a leap year, from time to time published by Absa Bank Limited as being its prime overdraft rate, as certified by any representative of that bank whose appointment and designation it will not be necessary to prove;

2.2.43	“Purchase Consideration” means the amount payable by the Purchaser to the Seller for the Sale Assets in terms of this Agreement, details of which are set out in clause 8;

2.2.44	“Purchaser” means Avgold Limited, registration number 1990/007025/06, a limited liability public company duly incorporated in the Republic of South Africa and a wholly owned subsidiary of Harmony;

2.2.45	“Purchaser’s Attorneys” means Cliffe Dekker Hofmeyr Incorporated, registration number 2008/018923/21, a limited liability private company duly incorporated in the Republic of South Africa;

2.2.46	“Purchaser’s Group” means the Harmony and its subsidiaries;

2.2.47	“Rehabilitation Fund” means the President Steyn Rehabilitation Trust, Master’s Reference Number IT 1829/1998, a trust duly established in the Republic of South Africa;

2.2.48	“Rehabilitation Liabilities” means the Seller’s obligations to rehabilitate all environmental disturbances, including health and pollution, and degradation existing within the North Business Area (including any object and/or thing beneath the North Business Area), which obligations arose prior to the Effective Date, and shall include —
2.2.48.1	all restoration, anti-pollution measures, anti-flooding measures, making safe, rehabilitation, compliance with the terms of any rehabilitation plans and/or programs approved by the DMR; and

2.2.48.2	all compliance with all lawful directives of all regulatory authorities;
2.2.49	“Related Agreements” means the Waste Rock Dump Sale Agreement, the Plant Sale Agreement and the South Sale Agreement;

2.2.50	“Sale” means the sale by the Seller of the Sale Assets to the Purchaser in terms of this Agreement;

2.2.51	“Sale Assets” means all the assets owned by the Seller and used in or in connection with the North Business, including —
2.2.51.1	the Buildings;

2.2.51.2	the Gold Work-in-Progress;

2.2.51.3	the Equipment and Infrastructure;

2.2.51.4	the Fixed Assets;

2.2.51.5	the Immovable Property;

2.2.51.6	the Intellectual Property;

2.2.51.7	the New Order Mining Right;

2.2.51.8	the North Steyn Shafts;

2.2.51.9	the Slimes Dam;

2.2.51.10	the Stock;

2.2.51.11	all information and technical data relating to the North Business Area, including geology reports, drill cores and the like;

2.2.51.12	all ore stockpiles; and

2.2.51.13	all prepaid expenses and deposits made in connection with the North

Business,
but specifically excluding the Waste Rock Dump;

2.2.52	“Seller” means Pamodzi Gold Free State (Proprietary) Limited (in provisional liquidation), registration number 1998/019764/07, a limited liability private company duly incorporated in the Republic of South Africa, duly represented herein by the Liquidators;

2.2.53	“Seller’s Designated Account” means the bank account nominated by the Seller, the details of which are set out below, or such other account as the Seller may designate in writing on 5 (five) business days notice to the Purchaser —

Name of Account:	Pamodzi Gold Free State (Proprietary)
Limited (In Liquidation)
Bank:	Absa Bank Limited
Branch:	Auckland Park
Branch Code:	632005
Account Number:	407 451 2528
2.2.54	“Servitudes” means all servitudes granted to and used by the Seller in connection with the Sale Assets, or which relate in any way to the Sale Assets, and which are capable of being transferred by the Seller to the Purchaser;

2.2.55	“Signature Date” means the date of signature of this Agreement by the Party last signing;

2.2.56	“Slimes Dame” means the slimes dam shaded in “yellow” and labelled “PAMODZI SLIMES DAM” on the plan attached hereto as annexure “1”;

2.2.57	“South Business” means the “South Business” as defined in the South Sale Agreement;

2.2.58	“South Sale Agreement” means a written agreement entered or to be entered into between Harmony and the Seller in terms of which Harmony acquires the gold mining, processing and related business owned by the Seller and known as “President Steyn South Division”;

2.2.59	“Specified Assets” means the assets listed in annexure “3”, which form part of the Sale Assets, photographs of which were taken on the Applicable Date and are contained on 2 (two) identical compact discs signed by the Parties on the Signature Date and held in escrow by each of the Purchaser’s Attorneys and Knowles Husain Lindsay Attorneys;

2.2.60	“Steyn Shafts” means the gold mines known as Steyn 1 Shaft, Steyn 2 Shaft, Steyn 3 Shaft (previously known as Loraine 3 Shaft), Steyn 7 Shaft (previously known as Freddies 7 Shaft) and Steyn 9 Shaft (previously known as Freddies 9 Shaft) and the ventilation shafts known as Steyn 1A Shaft, Steyn 4 Shaft (previously known as Loraine 4 Shaft) and Steyn 8 Shaft (previously known as Freddies 8 Shaft);

2.2.61	“Stock” means the stock-in-trade of the Seller relating to the North Business at the Applicable Date, comprising —
2.2.61.1	raw materials;

2.2.61.2	packaging materials;

2.2.61.3	work in progress;

2.2.61.4	finished products; and

2.2.61.5	spares and consumables,
and includes all Stock in transit to and from the Seller, Stock held on consignment by third parties and Stock held for reworking or processing by third parties;

2.2.62	“Supporting Documentation” means the initial environmental management plan(s), mine works programme(s), social and labour plan(s) and other documents submitted by or on behalf of the Seller in support of its application to convert the Old Order Mining Right into the New Order Mining Right;

2.2.63	“Surface Right Permits” means the surface right permits used by the Seller, in connection with the Sale Assets, including those listed in annexure “4”;

2.2.64	“Termination Agreements” means the Union Termination and Recall Agreement and the Management Termination Agreements;

2.2.65	“Trigger Event” means the occurrence of 1 (one) or more of the following —
2.2.65.1	any of the Termination Agreements not being unconditional in all respects;

2.2.65.2	any of the Termination Agreements not being of full force and effect for any reason whatsoever;

2.2.65.3	any of the Termination Agreements having been amended or varied in any way whatsoever without the Purchaser’s prior written consent;

2.2.65.4	the water level in Steyn 9 Shaft (previously known as Freddies 9 Shaft) having increased to such an extent that the 57 level pump station is not fully operational in accordance with its specifications;

2.2.65.5	the water level in Steyn 3 Shaft (previously known as Loraine 3 Shaft) having increased to such an extent that the 69.5 level pump station is no longer able to pump water to 56 level at the same rate as it did prior to the Seller being placed in provisional liquidation;

2.2.65.6	any of the Specified Assets, which has a value (as agreed or determined in accordance with the provisions of clause 13) of R10,000,000 (ten million rand) or more, having been removed from the North Business Area;

2.2.65.7	Specified Assets, which have an aggregate value (as agreed or determined in accordance with the provisions of clause 13) of R10,000,000 (ten million rand) or more, having been removed from the North Business Area;

2.2.65.8	the Seller being in breach of this Agreement or having failed to comply with any of its obligations under this Agreement which are required to have been complied with as at the Measurement Date;

2.2.65.9	any amendments having been made to the Supporting Documentation without the Purchaser’s prior written approval; and

2.2.65.10	any one or more events, circumstances, conditions or changes which result in, or which will result in, individually or in the aggregate, a material adverse impact on the Sale Assets and which has reduced, or will reduce, the value of the Sale Assets on a permanent basis by at least R10,000,000 (ten million rand), provided that any changes in market conditions, of whatsoever nature or kind, including fluctuations in interest rates and commodity prices and changes in the availability of products, shall not constitute a Trigger Event and shall not be taken into account in any manner in determining any reduction in the value of the Sale Assets;
2.2.66	“Union Termination and Recall Agreement” means a written agreement(s) in terms of section 197(6) of the Labour Relations Act entered or to be entered into between the Seller, the Purchaser, Harmony and the appropriate person(s) or body(ies) referred to in section 189(1) of the Labour Relations Act in respect of the Employees (“Authorised Person”), in terms of which the —
2.2.66.1	Authorised Person agrees to the termination of the Employees’ employment with the Seller for operational reasons with effect from a date which is prior to the Effective Date, and waives all of the Employees’ and, where applicable, the Authorised Person’s, rights and claims against the Purchaser’s Group under sections 197 and 197A of the Labour Relations Act arising pursuant to the Sale; and

2.2.66.2	Purchaser or Harmony, as the case may be, agrees to recall some or all of the Employees on and subject to specified terms and conditions;
2.2.67	“VAT” means value-added tax as levied from time to time in terms of the VAT Act;

2.2.68	“VAT Act” means the Value-Added Tax Act, 1991;

2.2.69	“Warranties” means the warranties expressly given by the Seller to the Purchaser in terms of this Agreement;

2.2.70	“Waste Rock Dump” mean the waste rock dump known as “Freddies 9 Shaft Waste Rock Dump” which is owned by the Seller and situated on the Immovable Property; and

2.2.71	“Waste Rock Dump Sale Agreement” means a written agreement entered or to be entered into between the Purchaser and the Seller in terms of which the Purchaser acquires the Waste Rock Dump.
2.3	Any substantive provision, conferring rights or imposing obligations on a Party and appearing in any of the definitions in this clause 1 or elsewhere in this Agreement, shall be given effect to as if it were a substantive provision in the body of the Agreement.

2.4	Words and expressions defined in any clause shall, unless the application of any such word or expression is specifically limited to that clause, bear the meaning assigned to such word or expression throughout this Agreement.

2.5	Subject to clauses 2.6, 2.8 and 2.17, defined terms appearing in this Agreement in title case shall be given their meaning as defined, while the same terms appearing in lower case shall be interpreted in accordance with their plain English meaning.

2.6	The terms “holding company” and “subsidiary” shall bear the meanings assigned thereto in the Companies Act.

2.7	A reference to any statutory enactment shall be construed as a reference to that enactment as at the Signature Date and as amended or substituted from time to time.

2.8	Reference to “days” shall be construed as calendar days unless qualified by the word “business”, in which instance a “business day” will be any day other than a Saturday, Sunday or public holiday as gazetted by the government of the Republic of South Africa from time to time. Any reference to “business hours” shall be construed as being the hours between 08h30 and 17h00 on any business day. Any reference to time shall be based upon South African Standard Time.

2.9	Unless specifically otherwise provided, any number of days prescribed shall be determined by excluding the first and including the last day or, where the last day falls on a day that is not a business day, the next succeeding business day.

2.10	Where figures are referred to in numerals and in words, and there is any conflict between the two, the words shall prevail, unless the context indicates a contrary intention.

2.11	No provision herein shall be construed against or interpreted to the disadvantage of a Party by reason of such Party having or being deemed to have structured, drafted or introduced such provision.

2.12	The Parties, unless specifically otherwise provided, shall be deemed to be contracting as principals and not as agents.

2.13	The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

2.14	The words “include” and “including” mean “include without limitation” and “including without limitation”. The use of the words “include” and “including” followed by a specific example or examples shall not be construed as limiting the meaning of the general wording preceding it.

2.15	Whenever any person is required to act “as an expert and not as an arbitrator” in terms of this Agreement, then—
2.15.1	the determination of the expert shall (in the absence of manifest error) be final and binding;

2.15.2	subject to any express provision to the contrary, the expert shall determine the liability for his or its charges, which shall be paid accordingly;

2.15.3	the expert shall be entitled to determine such methods and processes as he or it may, in his or its sole discretion, deem appropriate in the circumstances provided that the expert may not adopt any process which is manifestly biased, unfair or unreasonable;

2.15.4	the expert shall consult with the relevant Parties (provided that the extent of the expert’s consultation shall be in his or its sole discretion) prior to rendering a determination; and

2.15.5	having regard to the sensitivity of any confidential information, the expert shall be entitled to take advice from any person considered by him or it to have expert knowledge with reference to the matter in question.
2.16	Any reference in this Agreement to “this Agreement” or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document, as amended, varied, novated or supplemented from time to time.

2.17	This Agreement incorporates the annexures which annexures shall have the same force and effect as if set out in the body of this Agreement. In this Agreement the words “clause” or “clauses” and “annexure” or “annexures” refer to clauses of and annexures to this Agreement.
3	INTRODUCTION

3.1	The Seller is the beneficial, and where applicable registered, owner of the Sale Assets.

3.2	The Purchaser wishes to purchase the Sale Assets and the Seller wishes to sell the Sale Assets to the Purchaser on the terms and conditions herein contained.

3.3	The Parties wish to record in writing their agreement in respect of the above and matters ancillary thereto.

4	CONDITIONS PRECEDENT
4.1	Save for clauses 1 to 5, clauses 11, 14 and 17 and clauses 19 to 31 (both inclusive) all of which will become effective immediately, this Agreement is subject to the fulfilment of the Conditions Precedent that —
4.1.1	by not later than 17h00 on 30 October 2009, the Purchaser has entered into a written agreement with Eskom Limited providing for the supply of electricity to the North Business and South Business with an aggregate baseline of no less than what was approved by Eskom Limited for the North Business and South Business prior to the Seller being placed in provisional liquidation;

4.1.2	by not later than 17h00 on 30 October 2009, the Purchaser is satisfied, acting reasonably, that all necessary steps have been taken and documents signed so as to ensure that the Surface Right Permits and Servitudes can be transferred to the Purchaser, and such transfers can, to the extent necessary, be registered in the Mining Titles Office, forthwith after the Effective Date;

4.1.3	by not later than 17h00 on 21 December 2009, the Sale (to the extent necessary) has been unconditionally approved by the Competition Authorities in terms of the Competition Act, or conditionally approved on terms and conditions acceptable to the Purchaser;

4.1.4	by not later than 17h00 on 29 January 2010, the Old Order Mining Right has been converted into the New Order Mining Right in terms of Item 7 of Schedule II to the MPRDA;

4.1.5	by not later than 17h00 on 29 January 2010, the Minister has granted approval for the transfer of the New Order Mining Right from the Seller to the Purchaser in terms of section 11 of the MPRDA and the Deed of Cession has been executed;

4.1.6	by not later than 17h00 on 29 January 2010, each of the DMR and the South African Revenue Service has, to the extent necessary, granted its approval for the transfer of the amount referred to in clause 16.2 from the Rehabilitation Fund to the Avgold Nature Conservation Fund;

4.1.7	by not later than 17h00 on 18 September 2009, The Industrial Development Corporation of Southern Africa Limited has consented to the Sale and the Seller has provided the Purchaser with written proof of such consent in a form and substance acceptable to the Purchaser;

4.1.8	by not later than 17h00 on 18 September 2009, the North Gauteng High Court, Pretoria has approved the Sale;

4.1.9	by not later than 17h00 on 29 January 2010, the South Sale Agreement has been entered into and has become unconditional in accordance with its terms, save insofar as it is conditional on this Agreement becoming unconditional;

4.1.10	by not later than 17h00 on 8 September 2009, the Union Termination and Recall Agreement has been entered into;

4.1.11	by not later than 17h00 on 20 November 2009, the Management Termination Agreements have been entered into and have become unconditional in all respects; and

4.1.12	by not later than 17h00 on 20 November 2009, a certificate of registration has been granted to the Purchaser in respect of the Sale Assets under the National Nuclear Regulator Act, 1999.
4.2	The Parties shall use their commercially reasonable endeavours and the Parties will co-operate in good faith to procure the fulfilment of the Conditions Precedent as soon as reasonably possible after the Signature Date.

4.3	In the event that the Purchaser is of the view, acting reasonably, that it will not be possible to fulfil the Conditions Precedent set out in clauses 4.1.4 and 4.1.5 either timeously or at all, the Seller undertakes to take all such steps and do all such things as are within its power to procure that, subject to the fulfilment of the remaining Conditions Precedent, the Purchaser becomes the holder of a mining right granted under the MPRDA in respect of the same area as is covered by the Old Order Mining Right, and this Agreement will be deemed to have been amended accordingly.

4.4	The Conditions Precedent set out in —
4.4.1	clauses 4.1.1, 4.1.2, 4.1.4, 4.1.5, 4.1.6, 4.1.7 and 4.1.9 to 4.1.12 (both inclusive) have been inserted for the benefit of the Purchaser which will be entitled to waive fulfilment of any of the said Conditions Precedent, in whole or in part, on written notice to the Seller prior to the expiry of the relevant time periods set out in those clauses; and

4.4.2	clauses 4.1.3 and 4.1.8 are not capable of being waived.
4.5	The Purchaser shall be entitled to extend the date for fulfilment of all or any of the

Conditions Precedent on written notice to the Seller, provided that no such extension in respect of any Condition Precedent shall be more than 60 (sixty) business days in the aggregate.

4.6	Unless all the Conditions Precedent have been fulfilled or waived, as the case may be, by not later than the date for fulfilment thereof set out above (or such later date/s as may be extended in terms of clause 4.5 or as may be agreed between the Parties in writing) the provisions of this Agreement, save for clauses 1 to 5, clauses 11 and 17 and clauses 19 to 31 (both inclusive) which will remain of full force and effect, will never become of any force or effect and the status quo ante will be restored as near as may be possible and neither of the Parties will have any claim against the other in terms hereof or arising from the failure of the Conditions Precedent, save for any claims arising from a breach of clause 4.2.
5	MERGER NOTIFICATION TO COMPETITION AUTHORITIES
5.1	It is recorded that the Sale will result in a change in control, as contemplated by Chapter 3 of the Competition Act, which will require the approval of the Competition Authorities prior to this Agreement being implemented.

5.2	The Parties shall as soon as reasonably possible after the Signature Date and in any event by not later than 20 (twenty) business days after the Signature Date jointly instruct the Purchaser’s Attorneys to prepare and submit a merger notice in respect of the Sale to the Competition Authorities in terms of the Competition Act, for approval.

5.3	The Parties shall procure that the Merger Notification is submitted to the Competition Authorities as soon as possible after the Signature Date.

5.4	Each of the Parties shall —
5.4.1	sign all documents and expeditiously provide all necessary information upon being required to do so;

5.4.2	use its commercially reasonable endeavours and shall take all such steps and render all such assistance as may be reasonably necessary to procure that the Merger Notification is properly prepared and duly submitted within the time period specified in clause 5.3; and

5.4.3	do everything required by the Competition Authorities in order to enable the

Merger Notification to be dealt with, to the extent that it is within its power to do so.
5.5	The Purchaser shall pay the costs of and associated with the filing of the Merger Notification. These costs shall include the filing fee payable in connection with the filing of the Merger Notification and the legal fees of the Purchaser’s Attorneys for the preparation and submission of the Merger Notification but shall exclude each Party’s other legal costs associated with the preparation of such Merger Notification (if any), which costs will be for each Party’s own account.
6	TRIGGER EVENT
6.1	Notwithstanding the fulfilment or waiver of the Conditions Precedent, the Purchaser shall not be obliged to pay the Purchase Consideration or proceed with the Sale, and shall be entitled to terminate this Agreement on written notice to the Seller, in the event that a Trigger Event has occurred at any time on or before the Measurement Date.

6.2	In the event that the Purchaser terminates this Agreement in accordance with the provisions of clause 6.1, the status quo ante will be restored as near as may be possible and, without prejudice to the Parties rights in terms of clause 24, none of the Parties will have any claim against the other arising from such termination.
7	SALE
7.1	The Seller hereby sells to the Purchaser which hereby purchases the Sale Assets.

7.2	Notwithstanding the Signature Date, the Sale will take place on the Effective Date and ownership of and risk in and benefit attaching to the Sale Assets will, against payment of the amount due and payable in terms of clause 10.1.1, pass to the Purchaser on the Effective Date.

7.3	Possession and effective control of the Sale Assets will be given to the Purchaser on the Effective Date.

7.4	Ownership of the Immovable Property will pass to the Purchaser on registration of transfer.

7.5	The Purchaser shall be entitled to assign all its rights and obligations as purchaser under this Agreement to any other company within the Purchaser’s Group by notice in writing to the Seller, provided that any such substitute purchaser binds itself in writing to all the terms and conditions herein imposed on the Purchaser by signing a deed of adherence to this Agreement, whereupon any reference in this Agreement to the “Purchaser” (save for this clause 7.5) will be deemed to be a reference to such substitute purchaser.

7.6	Harmony hereby undertakes to procure the payment of the Purchase Consideration by the Purchaser in accordance with the provisions of this Agreement.
8	PURCHASE CONSIDERATION

The Purchase Consideration is an amount equal to R100,000,000 (one hundred million rand), less -
8.1	the value (as agreed or determined in accordance with the provisions of clause 13) of any of the Specified Assets which have been removed from the North Business Area at any time on or before the Effective Date;

8.2	the aggregate of the cost of restoration of the Buildings, Fixed Assets and Equipment and infrastructure as agreed or determined in accordance with the provisions of clause 14.1;

8.3	any amount deducted by the Purchaser in terms of clause 11.3; and

8.4	any amount paid by the Purchaser, or any member of the Purchaser’s Group, in consultation with and for and on behalf of the Seller and/or the Liquidators (other than in terms of the Administration Expenses Agreement) at any time prior to the Effective Date and which has not been repaid or deducted from the purchase consideration payable under the Waste Rock Dump Sale Agreement, the Plant Sale Agreement or the South Sale Agreement,

plus VAT thereon.
9	ESCROW ACCOUNT
9.1	On the 1st (first) business day after the later of the payment of the respective purchase considerations under the Plant Sale Agreement and the Waste Rock Dump Sale Agreement to the Seller, the Purchaser shall be obliged to pay an amount of R100,000,000 (one hundred million rand) (“Escrow Amount”) to the Purchaser’s Attorneys with instructions that they -
9.1.1	invest the Escrow Amount in an interest bearing trust account, with interest accruing for the benefit of the Purchaser, for a maximum period of 6 (six) months from the Signature Date; and

9.1.2	pay the amounts set out in clause 10 on the dates referred to therein to the Seller out of the Escrow Amount for and on behalf of the Purchaser and thereafter refund the balance of the Escrow Amount, plus all interest accrued thereon, to the Purchaser; or

9.1.3	repay the Escrow Amount, plus all interest accrued thereon, to the Purchaser in the event that the Effective Date has not occurred by the expiry of a period of 6 (six) months from the Signature Date.
9.2	The provisions of this clause 9 shall constitute an instruction by the Purchaser to the Purchaser’s Attorneys to invest the Escrow Amount in accordance with the provisions of section 78(2A) of the Attorney’s Act, 1979.
10	PAYMENT OF THE PURCHASE CONSIDERATION
10.1	The Purchase Consideration will be paid by the Purchaser against compliance by the Seller with the provisions of clause 12, as follows -
10.1.1	an amount equal to the Purchase Consideration less R10,308,235 (ten million three hundred and eight thousand two hundred and thirty five rand), plus VAT thereon, on the Effective Date; and

10.1.2	R10,308,235 (ten million three hundred and eight thousand two hundred and thirty five rand), plus VAT thereon and interest at the Prime Rate less 3% (three percent) from the Effective Date until the day immediately preceding the date of payment, on the 2nd (second) business day after the transfer of the amount referred to in clause 16.2.
10.2	All payments to be made in terms of this Agreement will be made by electronic transfer of immediately available and freely transferable funds to the Seller’s Designated Account, free of any deductions or set-off whatsoever, in the currency of the Republic of South Africa.
11	CARE AND MAINTENANCE
11.1	The Seller undertakes to -
11.1.1	carry out the Care and Maintenance between the Signature Date and the Effective Date; and

11.1.2	procure that it has sufficient employees or contract workers to carry out its obligations in terms of clause 11.1.1.
11.2	The Seller hereby undertakes to apply reasonable standards generally applied in the South African mining industry in carrying out all Care and Maintenance between the Signature Date and the Effective Date.

11.3	If, at any time prior to the Effective Date, the Seller has insufficient funds to carry out all Care and Maintenance which the Purchaser deems appropriate, acting reasonably, the Purchaser shall be entitled to either -
11.3.1	procure that all Care and Maintenance is carried out at its expense and to deduct all amounts expended by it in respect thereof from the Purchase Consideration;

11.3.2	advance amounts to the Seller from time to time in order that the Seller is able to carry out all Care and Maintenance and to deduct all such amounts advanced to the Seller from the Purchase Consideration; or

11.3.3	terminate this Agreement on written notice to the Seller, in which event the Purchaser shall have no further obligations to the Seller arising out of this Agreement.
11.4	In addition to the Care and Maintenance, the Sellers hereby undertake to ensure that all -
11.4.1	of the Sale Assets are maintained so that, on the Effective Date, they will be in substantially same condition as they were on the Applicable Date; and

11.4.2	electronic information and records relating to the business is adequately secure and backed up so that all such information and records are available to the Purchaser on the Effective Date.
12	CLOSING
12.1	On the Effective Date representatives of the Parties shall meet at 10h00 at the offices of the Purchaser’s Attorneys or such other place as the Parties may agree, at which meeting the Seller will deliver to the Purchaser-
12.1.1	a tax invoice in respect of the Purchase Consideration;

12.1.2	all of the Sale Assets, by such mode of actual or constructive delivery as shall be appropriate in the circumstances; and

12.1.3	to the extent to which they exist, all books, records and other relevant documents pertaining solely to the North Business, provided that —
12.1.3.1	insofar as the Seller is obliged in law to retain any such book, record or document, it shall deliver a photocopy thereof to the Purchaser; and

12.1.3.2	if the Seller requires, at any time after the Effective Date, to make copies of or inspect any such book, record or document relating to any period prior to the Effective Date, in terms of or in order to comply with any law or other legal obligation, it shall be entitled to do so during normal business hours upon reasonable notice to the Purchaser.
12.2	The Seller hereby undertakes to sign and execute, upon request by the Purchaser, all such documents as may be required to procure, at the cost of the Purchaser, the transfer and, to the extent possible, the registration of the transfer of the Surface Right Permits, the Servitudes and any other Sale Assets into the name of the Purchaser.

12.3	The Seller hereby undertakes to sign and execute, upon request by the Purchaser, all such documents as may be required to procure, at the cost of the Purchaser, the transfer of all or any licences which the Seller holds in respect of any of the Sale Assets and/or the North Business.

12.4	The Parties may, by agreement in writing, dispense with a meeting on the Effective Date and may instead ensure delivery of the documents referred to in clause 12.1 and clause 12.2, and payment of the amount due and payable in terms of clause 10.1.1, in such other manner as they agree to be convenient.

12.5	Transfer of the Immovable Property, the Surface Right Permits and the Servitudes into the name of the Purchaser shall be given to the Purchaser promptly after the Purchaser has paid the costs of and incidental to the transfer of the Immovable Property, the Surface Right Permits and the Servitudes into the name of the Purchaser. Transfer shall be effected by the Purchaser’s Attorneys. The Purchaser and the Seller shall on request from the Purchaser’s Attorneys, sign all documents required to be signed by the Purchaser’s Attorneys in order that transfer of the Immovable Property, the Surface Right Permits and the Servitudes may be effected.

12.6	Transfer of the New Order Mining Right into the name of the Purchaser shall be effected by the Purchaser’s Attorneys at the Purchaser’s cost. The Purchaser and the Seller shall on request from the Purchaser’s Attorneys sign all documents required to be signed by the Purchaser’s Attorneys in order that transfer of the New Order Mining Right may be effected.

12.7	If the Seller fails to sign and execute any document referred to in this clause 12 within 5 (five) business days of any written request therefor by the Purchaser, the Seller hereby irrevocably appoints the Purchaser as its attorney and agent in rem suam to do all such things and sign and execute any documents on its behalf to procure the relevant transfer or registration.
13	VALUE OF SPECIFIED ASSETS
13.1	The Specified Assets will be reviewed by the Parties on or as soon as possible after the Condition Precedent Fulfilment Date. Should any of the Specified Assets —
13.1.1	which has a value of R10,000,000 (ten million rand) or more; and/or

13.1.2	which have an aggregate value of R10,000,000 (ten million rand) or more, have been removed from the North Business Area since the Applicable Date, the cost of replacing such Specified Assets will be agreed between the Parties or, failing agreement within 48 (forty eight) hours, be determined by the Independent Auditors (acting as experts and not as arbitrators) at the request of either of the Parties.
13.2	If and to the extent that the Purchaser has not notified the Seller that it is of the view that any of the Specified Assets —
13.2.1	which has a value of R10,000,000 (ten million rand) or more; and/or

13.2.2	which have an aggregate value of R10,000,000 (ten million rand) or more, has/have been removed from the North Business Area since the Applicable Date, within 10 (ten) business days of the Condition Precedent Fulfilment Date, there will be deemed not to have been any such removal.
14	REVIEW OF BUILDINGS, FIXED ASSETS AND EQUIPMENT AND INFRASTRUCTURE
14.1	The condition of the Buildings, the Fixed Assets and the Equipment and Infrastructure will be reviewed by the Parties on or as soon as possible after the Condition Precedent Fulfilment Date. Should the condition of any of the Buildings, the Fixed Assets or the Equipment and Infrastructure have deteriorated or been damaged (excluding fair wear and tear) since the Applicable Date, the cost of restoring such Buildings, Fixed Assets and/or Equipment and Infrastructure to the same condition it was in on the Applicable Date will be agreed between the Parties or, failing agreement within 48 (forty eight) hours, be determined by the Independent Auditors (acting as experts and not as arbitrators) at the request of any of the Parties.

14.2	If and to the extent that the Purchaser has not notified the Seller that it is of the view that there has been deterioration or damage as contemplated in clause 14.1 within 10 (ten) business days after the Condition Precedent Fulfilment Date, there will be deemed not to have been any such deterioration or damage.
15	BUSINESS LIABILITIES

The Seller hereby acknowledges and agrees that the Sale specifically excludes the Business Liabilities.

16	REHABILITATION LIABILITIES
16.1	The Seller hereby delegates the Rehabilitation Liabilities to the Purchaser, and the Purchaser hereby assumes the Rehabilitation Liabilities, with effect from the Effective Date.

16.2	The Seller will, as soon as possible after the Effective Date, and in any event by no later than 60 (sixty) business days thereafter, procure the transfer of an amount of R10,308,235 (ten million three hundred and eight thousand two hundred and thirty five rand) from the Rehabilitation Fund to the Avgold Nature Conservation Fund, together with 60.85% (sixty point eight five percent) of any growth in such amount between the Signature Date and the date of transfer of the amount.

16.3	The Seller warrants that, as at 21 July 2009, the amount standing to the credit of the Rehabilitation Fund is not less than R16,940,402.96 (sixteen million nine hundred and forty thousand four hundred and two rand and ninety six cents).
17	CONDUCT OF NORTH BUSINESS AND MANAGEMENT
17.1	The Seller shall procure that, from the Signature Date until the Effective Date, to the extent that all or any part of the North Business is carried on in any manner whatsoever that it will be carried on in substantially the usual and ordinary course, and the Seller shall not enter into any contract or commitment or do anything which, in any such case, is out of the ordinary or usual course of the North Business, without obtaining the prior written consent of the Purchaser, which consent may not be unreasonably withheld or delayed. In particular, but without limitation to the generality of the aforegoing, the Seller undertakes that from the Signature Date until the Effective Date it will not —
17.1.1	alter the existing nature or scope of the North Business;

17.1.2	manage the North Business otherwise than in accordance with its business and trading policies and practices up to the Signature Date, except as may be necessary to comply with any statutory changes;

17.1.3	remove any of the Sale Assets (or any part thereof) from the North Business Area for any reason whatsoever, or allow anyone else to so remove any of the Sale Assets (or any part thereof);

17.1.4	enter into any transaction in respect of or in connection with the North Business other than on arms’-length terms and for full and proper consideration;

17.1.5	dispose of or enter into any agreement to dispose of (whether by one transaction or by a series of transactions) the whole or any substantial or material part of the North Business;

17.1.6	incur or agree to incur any capital expenditure in respect of or in connection with the North Business other than in the normal course of business;

17.1.7	enter into or agree to enter into any joint venture, partnership or agreement or other venture in respect of or in connection with the North Business for the sharing of profits or assets;

17.1.8	enter into or agree to enter into any death, retirement, profit-sharing, bonus, share option, share incentive or other scheme for the benefit of any of the Employees or make any variation (including, but without limitation, any increase in the rates of contribution) to any such existing scheme or effect any keyman insurance;

17.1.9	commence, compromise or discontinue any legal, administrative, regulatory or arbitration proceedings (other than routine debt collection) in respect of or in connection with the North Business; or

17.1.10	make or agree to any amendment, variation, deletion, addition, renewal or extension to or of, terminate or give any notice or intimation of termination of or breach or fail to comply with the terms of any of the Material Contracts.
17.2	The Seller shall, between the Signature Date and the Effective Date, keep the Purchaser appraised of all and any material decisions which the Seller intends to make in respect of the North Business, it being specifically recorded and agreed that nothing in this clause 17 shall entitle the Purchaser to determine and/or materially influence any such material decision, it being recorded, for the avoidance of doubt, that the Purchaser shall not be entitled to manage and/or control the North Business or any part thereof, in any way before the Effective Date.

17.3	The Seller shall procure that the Purchaser and its employees, agents, representatives and advisers have full and unrestricted access to the Sale Assets at all times between the Signature Date and the Effective Date for planning purposes and to monitor compliance by the Seller with the provisions of clause 11.

17.4	The Seller shall, between the Signature Date and the Effective Date, deliver copies of all notices, reports, plans and correspondence created or received by it and/or the Liquidators and which materially affect the Sale Assets to the Purchaser.
18	WARRANTIES BY THE SELLER
18.1	The Seller hereby warrants to and in favour of the Purchaser that —
18.1.1	the Seller is the sole and beneficial owner of the Sale Assets (other than the Surface Right Permits) and the Liquidators have the right and are able to sell and give free and unencumbered title to the Sale Assets to the Purchaser;

18.1.2	the Seller is the beneficial holder of the Surface Right Permits, same being registered in the names of Free State Consolidated Gold Mines (Operations) Limited or Freddies Consolidated Mines Limited, as the case may be, and the Seller and the Liquidators will use their best endeavours to give free and unencumbered title to the Surface Right Permits to the Purchaser; and

18.1.3	subject to the fulfilment of the Conditions Precedent, no person has any right (whether pursuant to any option, right of first refusal or otherwise) to purchase or acquire (whether as security or otherwise) any of the Sale Assets other than the right to purchase trading stock in the normal course of business for value.

18.2	Each Warranty will —
18.2.1	be a separate Warranty and will in no way be limited or restricted by reference to or inference from the terms of any other Warranty or by any other words in this Agreement;

18.2.2	unless the context indicates a contrary intention, be given as at the Signature Date and the Effective Date; and

18.2.3	continue and remain in force notwithstanding the completion of the Sale.
18.3	It is recorded that the Purchaser has entered into this Agreement on the strength of the Warranties and on the basis that the Warranties will be correct on the Signature Date and the Effective Date.

18.4	Save for the Warranties and representations expressly given or made in this Agreement, no warranties or representations are given or made, in respect of the Sale Assets, or any other matter whatsoever, whether express, tacit or implied, and the Sale Assets are being sold on a voetstoots basis.
19	GENERAL WARRANTIES
19.1	Each of the Parties hereby warrants to and in favour of the other that —
19.1.1	it has the legal capacity and has taken all necessary corporate action required to empower and authorise it to enter into this Agreement;

19.1.2	this Agreement constitutes an agreement valid and binding on it and enforceable against it in accordance with its terms;

19.1.3	the execution of this Agreement and the performance of its obligations hereunder does not and shall not —
19.1.3.1	contravene any law or regulation to which that Party is subject;

19.1.3.2	contravene any provision of that Party’s constitutional documents; or

19.1.3.3	conflict with, or constitute a breach of any of the provisions of any other agreement, obligation, restriction or undertaking which is binding on it.
19.2	Each of the representations and warranties given by the Parties in terms of clause 19.1, shall —
19.2.1	be a separate warranty and will in no way be limited or restricted by inference from the terms of any other warranty or by any other words in this Agreement;

19.2.2	continue and remain in force notwithstanding the completion of any or all the transactions contemplated in this Agreement; and

19.2.3	prime facie be deemed to be material and to be a material representation inducing the other Parties to enter into this Agreement.
20	EMBARGO

The Seller undertakes that during the period from the Signature Date to the Effective Date or until the failure of this Agreement to become unconditional in terms of clause 4 or to it being finally terminated for any reason (i.e. the termination is not, or is no longer, the subject of any dispute resolution process) it will not enter into any negotiation with, or seek to solicit any interest from, any third party in relation to the sale of the North Business, the Sale Assets or any part thereof, whether directly or indirectly.

21	CONFIDENTIALITY
21.1	The Parties undertake that during the operation of, and after the expiration, termination or cancellation of, this Agreement for any reason, they will keep confidential —
21.1.1	any information which a Party (“Disclosing Party”) communicates to the other Party (“Recipient”) and which is stated to be or by its nature is intended to be confidential;

21.1.2	all other information of the same confidential nature concerning the North Business or the business of a Disclosing Party which comes to the knowledge of the Recipient whilst it is engaged in negotiating the terms of this Agreement or after its conclusion, including —
21.1.2.1	details of the Disclosing Party’s financial structures and operating results; and

21.1.2.2	details of the Disclosing Party’s strategic objectives and planning.
21.2	If a Recipient is uncertain about whether any information is to be treated as confidential in terms of this clause 21, it shall be obliged to treat it as such until written clearance is obtained from the Disclosing Party.

21.3	Each Party undertakes, subject to clause 21.4, not to disclose any information which is to be kept confidential in terms of this clause 21, nor to use such information for its own or anyone else’s benefit.

21.4	Notwithstanding the provisions of clause 21.3, a Recipient shall be entitled to disclose any information to be kept confidential if and to the extent only that the disclosure is bona fide and necessary for the purposes of carrying out its duties in terms of this Agreement.

21.5	The obligation of confidentiality placed on the Parties in terms of this clause 21 shall cease to apply to a Recipient in respect of any information which —
21.5.1	is or becomes generally available to the public other than by the negligence or default of the Recipient or by the breach of this Agreement by the Recipient;

21.5.2	the Disclosing Party confirms in writing is disclosed on a non-confidential basis;

21.5.3	has lawfully become known by or come into the possession of the Recipient on a non-confidential basis from a source other than the Disclosing Party having the legal right to disclose same, provided that such knowledge or possession is evidenced by the written records of the Recipient existing at the Signature Date; or

21.5.4	is disclosed pursuant to a requirement or request by operation of law, regulation or court order, to the extent of compliance with such requirement or request only and not for any other purpose, provided that —
21.5.5	the onus shall at all times rest on the Recipient to establish that information falls within the exclusions set out in clauses 21.5.1 to 21.5.4;

21.5.6	information will not be deemed to be within the foregoing exclusions merely because such information is embraced by more general information in the public domain or in the Recipient’s possession; and

21.5.7	any combination of features will not be deemed to be within the foregoing exclusions merely because individual features are in the public domain or in the Recipient’s possession, but only if the combination itself and its principle of operation are in the public domain or in the Recipient’s possession.
21.6	In the event that the Recipient is required to disclose confidential information of the Disclosing Party as contemplated in clause 21.5.4, the Recipient will —
21.6.1	advise the Disclosing Party thereof in writing prior to disclosure, if possible;

21.6.2	take such steps to limit the disclosure to the minimum extent required to satisfy such requirement and to the extent that it lawfully and reasonably can;

21.6.3	afford the Disclosing Party a reasonable opportunity, if possible, to intervene in the proceedings;

21.6.4	comply with the Disclosing Party’s reasonable requests as to the manner and terms of any such disclosure; and

21.6.5	notify the Disclosing Party of the recipient of, and the form and extent of, any such disclosure or announcement immediately after it is made.
22	PUBLICITY
22.1	Subject to clause 22.3, each Party undertakes to keep confidential and not to disclose to any third party, save as may be required in law (including, where applicable, by the rules of any securities exchange on which the shares of either of the Parties, or the shares of a holding company of either of the Parties, may be listed) or permitted in terms of this Agreement, the nature, content or existence of this Agreement.

22.2	No announcements of any nature whatsoever will be made by or on behalf of a Party relating to this Agreement without the prior written consent of the other Parties, save for any announcement or other statement required to be made in terms of the provisions of any law (or, where applicable, by the rules of any securities exchange on which the shares of either of the Parties, or the shares of a holding company of either of the Parties, may be listed), in which event the Party obliged to make such statement will first consult with the other Parties in order to enable them in good faith to attempt to agree the content of such announcement, which (unless agreed) must go no further than is required in terms of such law or rules. This will not apply to a Party wishing to respond to any other Party which has made an announcement of some nature in breach of this clause.

22.3	This clause 22 shall not apply to any disclosure made by a Party to its professional advisors or consultants, provided that they have agreed to the same confidentiality undertakings, or to any judicial or arbitral tribunal or officer, in connection with any matter relating to this Agreement or arising out of it.
23	SUPPORT

The Parties undertake at all times to do all such things, perform all such actions and take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and/or import of this Agreement.

24	BREACH
24.1	If a Party (“Defaulting Party”) commits any breach of this Agreement and fails to remedy such breach within 5 (five) business days (“Notice Period”) of written notice requiring the breach to be remedied, then the Party giving the notice (“Aggrieved Party”) will be entitled, at its option to —
24.1.1	claim immediate specific performance of all or any of the Defaulting Party’s obligations under this Agreement, with or without claiming damages, whether or not such obligation has fallen due for performance; or

24.1.2	cancel this Agreement, with or without claiming damages, in which case written notice of the cancellation shall be given to the Defaulting Party, and the cancellation shall take effect on the giving of the notice.
24.2	It is agreed that a breach of any of the Related Agreements by any of the parties to those agreements, and a failure to remedy any such breach in the time period provided therefore, shall ipso facto constitute a breach of this Agreement entitling any Party to exercise the rights set out in this clause 24, provided that the Party exercising such rights is not the party which is in breach of the relevant Related Agreement.

24.3	In the event that the —
24.3.1	Plant Sale Agreement is terminated as a result of the occurrence of a Trigger Event (as defined in that agreement); and/or

24.3.2	South Sale Agreement is terminated as a result of the occurrence of a Trigger Event (as defined in that agreement) or, at any time prior to the implementation of all or any part of the South Sale Agreement, in accordance with the provisions of clause 11.3.3 of that agreement, the Purchaser shall be entitled to forthwith terminate this Agreement on written notice to the Seller.

24.4	The Aggrieved Party’s remedies in terms of this clause 24 are without prejudice to any other remedies to which the Aggrieved Party may be entitled in law.
25	DISPUTE RESOLUTION
25.1	In the event of there being any dispute or difference between the Parties arising out of this Agreement, the said dispute or difference shall on written demand by any Party be submitted to arbitration in Johannesburg in accordance with the AFSA rules, which arbitration shall be administered by AFSA.

25.2	Should AFSA, as an institution, not be operating at that time or not be accepting requests for arbitration for any reason, then the arbitration shall be conducted in accordance with the AFSA rules for commercial arbitration (as last applied by AFSA) before an arbitrator appointed by agreement between the parties to the dispute or failing agreement within 10 (ten) business days of the demand for arbitration, then any party to the dispute shall be entitled to forthwith call upon the chairperson of the Johannesburg Bar Council to nominate the arbitrator, provided that the person so nominated shall be an advocate of not less than 10 (ten) years standing as such. The person so nominated shall be the duly appointed arbitrator in respect of the dispute. In the event of the attorneys of the parties to the dispute failing to agree on any matter relating to the administration of the arbitration, such matter shall be referred to and decided by the arbitrator whose decision shall be final and binding on the Parties.

25.3	Any party to the dispute may appeal the decision of the arbitrator or arbitrators in terms of the AFSA rules for commercial arbitration.

25.4	Nothing herein contained shall be deemed to prevent or prohibit any Party from applying to the appropriate court for urgent relief or for judgment in relation to a liquidated claim.

25.5	Any arbitration in terms of this clause 25 (including any appeal proceedings) shall be conducted in camera and the Parties shall treat as confidential details of the dispute submitted to arbitration, the conduct of the arbitration proceedings and the outcome of the arbitration.

25.6	This clause 25 will continue to be binding on the Parties notwithstanding any termination or cancellation of the Agreement.

25.7	The Parties agree that the written demand by any Party to the dispute in terms of clause 25.1 that the dispute or difference be submitted to arbitration, is to be deemed to be a legal process for the purpose of interrupting extinctive prescription in terms of the Prescription Act, 1969.
26	NOTICES AND DOMICILIA
26.1	The Parties select as their respective domicilia citandi et executandi the following physical addresses, and for the purposes of giving or sending any notice provided for or required under this Agreement, the said physical addresses as well as the following telefax numbers —

Name	Physical Address	Telefax
Seller	c/o Knowles Husain Lindsay Attorneys 4th Floor, The Forum 2 Maude Street Sandown, Sandton	+27 11 669 6299
Marked for the attention of: Ian Lindsay

Name	Physical Address	Telefax
Purchaser and Harmony	Block 27 Randfontein Office Park Corner Main Reef Road & Ward Avenue Randfontein Republic of South Africa	+27 11 684 0188
Marked for the attention of: The Company Secretary

provided that a Party may change its domicilium or its address for the purposes of notices to any other physical address or telefax number in the Republic of South Africa by written notice to the other Parties to that effect. Such change of address will be effective 5 (five) business days after receipt of the notice of the change.

26.2	All notices to be given in terms of this Agreement will be given in writing, in English, and will —
26.2.1	be delivered by hand or sent by telefax;

26.2.2	if delivered by hand during business hours, be presumed to have been received on the date of delivery. Any notice delivered after business hours or on a day which is not a business day will be presumed to have been received on the following business day; and

26.2.3	if sent by telefax during business hours, be presumed to have been received on the date of successful transmission of the telefax. Any telefax sent after business hours or on a day which is not a business day will be presumed to have been received on the following business day.
26.3	Notwithstanding the above, any notice given in writing in English, and actually received by the Party to whom the notice is addressed, will be deemed to have been properly given and received, notwithstanding that such notice has not been given in accordance with this clause.

26.4	The Parties record that whilst they may correspond via email during the currency of this Agreement for operational reasons, no formal notice required in terms of this Agreement, nor any amendment of or variation to this Agreement may be given or concluded via email.
27	BENEFIT OF THE AGREEMENT

This Agreement will also be for the benefit of and be binding upon the successors in title and permitted assigns of the Parties or any of them.

28	APPLICABLE LAW AND JURISDICTION
28.1	This Agreement will in all respects be governed by and construed under the laws of the Republic of South Africa.

28.2	For the purpose of clause 25.4 or for the purpose of making the arbitration award an order of court, the Parties hereby consent and submit to the non-exclusive jurisdiction of the North Gauteng High Court, Pretoria in any dispute arising from or in connection with this Agreement. The Parties agree that any costs awarded will be recoverable on an attorney-and-own-client scale unless the Court specifically determines that such scale shall not apply, in which event, subject to any specific determination by the Court, the costs will be recoverable in accordance with the High Court tariff, determined on an attorney-and-client scale.
29	GENERAL
29.1	This Agreement constitutes the whole of the agreement between the Parties relating to the matters dealt with herein and, save to the extent otherwise provided herein, no undertaking, representation, term or condition relating to the subject matter of this Agreement not incorporated in this Agreement shall be binding on any of the Parties.

29.2	No addition to or variation, deletion, or agreed cancellation of all or any clauses or provisions of this Agreement will be of any force or effect unless in writing and signed by the Parties.

29.3	No waiver of any of the terms and conditions of this Agreement will be binding or effectual for any purpose unless in writing and signed by the Party giving the same. Any such waiver will be effective only in the specific instance and for the purpose given. Failure or delay on the part of any Party in exercising any right, power or privilege hereunder will not constitute or be deemed to be a waiver thereof, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

29.4	All provisions and the various clauses of this Agreement are, notwithstanding the manner in which they have been grouped together or linked grammatically, severable from each other. Any provision or clause of this Agreement which is or becomes unenforceable in any jurisdiction, whether due to voidness, invalidity, illegality, unlawfulness or for any other reason whatever, shall, in such jurisdiction only and only to the extent that it is so unenforceable, be treated as pro non scripto and the remaining provisions and clauses of this Agreement shall remain of full force and effect. The Parties declare that it is their intention that this Agreement would be executed without such unenforceable provision if they were aware of such unenforceability at the time of execution hereof.

29.5	Neither this Agreement nor any part, share or interest herein nor any rights or obligations hereunder may be ceded, delegated or assigned by any Party without the prior written consent of the other Parties, save as otherwise provided herein.

29.6	This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement as at the date of signature of the Party last signing one of the counterparts.
30	COSTS

Each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Agreement. For the purposes of clarity and without limiting the generality of the aforegoing, it is agreed that the Purchaser shall bear all costs of and incidental to the fulfilment of the Conditions Precedent contained in clauses 4.1.3 and 4.1.12.

31	SIGNATURE

Signed on behalf of the Parties, each signatory hereto warranting that he/she has due authority to do so.
SIGNED at SANDTON on 8 SEPTEMBER 2009

For and on behalf of PAMODZI GOLD FREE STATE (PROPRIETARY) LIMITED (IN PROVISIONAL LIQUIDATION)

Signature

JOINT PROVISIONAL LIQUIDATORS

(UNDER POWER OF ATTORNEY) Name of Signatory

Designation of Signatory
SIGNED at SANDTON on 8 SEPTEMBER 2009

For and on behalf of AVGOLD LIMITED

Signature

R.A.L. Atkinson

Name of Signatory

EXECUTIVE

Designation of Signatory

SIGNED at SANDTON on 8 SEPTEMBER 2009

For and on behalf of HARMONY GOLD MINING COMPANY LIMITED

Signature

R.A.L. Atkinson

Name of Signatory

EXECUTIVE

Designation of Signatory

WESTRUST (PTY) LTD 1st FLOOR 41 CENTRAL STREET HOUGHTON 2198	P O BOX 10527 JOHANNESBURG 2000 TEL: (011) 728 3222
POWER OF ATTORNEY TO ADMINISTER ESTATES
I, the undersigned,
ALLAN DAVID PELLOW
do hereby nominate constitute and appoint
GAVIN CECIL GAINSFORD
In the following Estates :
Pamodzi Gold Free State (Pty) Limited (in Liquidation)
Master’s Reference No. T2258/09
Pamodzi Gold East Rand (Pty) Limited (In Liquidation)
Master’s Reference No. T2257/09
Irrevocably and in rem suam, jointly and severally with Power of Substitution, to be my lawful Attorney and Agent in my name, place and stead to appear before the Master of the High Court, or before any Magistrate, at his or their offices, likewise before any Commissioner, and to appear at all Meetings of Creditors to be held in Insolvent Estates and Companies in Liquidation and then and there, on my behalf to file and prove claims against the said Estate, to vote for me in the election of a Trustee or Liquidator, to accept appointments on my behalf, to administer the Estates and prepare and sign liquidation accounts, reports and any other documents and further to represent me in all matters or things relating to the administration of said Estates, including the right to vote on an Offer of Compromise and generally for effecting the purpose aforementioned to do or cause to be done whatsoever will be requisite, as fully and effectually, to all intents and purposes as I might or could do if personally present and acting herein; hereby ratifying, allowing and confirming and promising and agreeing to ratify, allow and confirm all and whatsoever my said Attorney or Agent shall lawfully do or cause to be done in the premises by virtue of these premises.
GIVEN UNDER MY HAND AT JOHANNESBURG THIS 19 DAY OF AUGUST 2009 in the presence of the undersigned witnesses.
WITNESSES:

1.

2.

ANNEXURE “1”
PLAN AND COORDINATES

HARMONY GOLD MINING COMPANY LTD.
PRESIDENT STEYN GOLD MINE NORTH
MINING LEASE AREA
PAMODZI GOLD FREEHOLD
PAMODZI SLIMES DAM
0
1,000
2000
metres
N
S
E
W
LORAINNE
2 SHAFT
KD1
BN3
MA1
MB1
PRESIDENT STEYN GOLD MINE NORTH
NO 9 SHAFT
NO 8 SHAFT
NO 7 SHAFT
FREDDIES

MINING LEASE BOUNDARY COORDINATES PRESIDENT STEYN NORTH

	L0 27			WGS 84 Lo 27		Latitude WGS 84		Longitude WGS 84
	Y	X	Y	X	dd	mm	ss.ssss	dd	mm	ss.ssss
WE1	37379.681	3075384.090	37415.399	3075677.034	27	47	38.5932	26	37	13.2087
KD1	36886.681	3075715.990	36922.399	3076008.934	27	47	49.4243	26	37	31.1808
BN3	33215.830	3078190.600	33251.548	3078483.544	27	49	10.1591	26	39	45.0309
MG1	32801.181	3078470.090	32836.899	3078763.034	27	49	19.2753	26	40	0.1538
I	31688.178	3079220.268	31723.896	3079513.212	27	49	43.7418	26	40	40.7500
MA1	30743.241	3080014.792	30778.959	3080307.736	27	50	9.6317	26	41	15.2054
MB1	30753.241	3080413.792	30788.959	3080706.736	27	50	22.5926	26	41	14.8028
MC1	30942.241	3082113.792	30977.959	3082406.736	27	51	17.8023	26	41	7.7365
MD1	30756.241	3083918.792	30791.959	3084211.736	27	52	16.4539	26	41	14.3665
ME1	31851.241	3083672.792	31886.959	3083965.736	27	52	8.3701	26	40	34.3619
MF1	31832.241	3083823.792	31867.959	3084116.736	27	52	13.2771	26	40	35.0419
MH1	32660.241	3084578.792	32695.959	3084871.736	27	52	37.7315	26	40	4.6993
MJ1	33354.241	3084405.792	33389.959	3084698.736	27	52	32.0499	26	39	39.3459
MK1	33211.241	3085040.792	33246.959	3085333.736	27	52	52.6908	26	39	44.5096
ML1	33950.241	3085208.792	33985.959	3085501.736	27	52	58.0815	26	39	17.4752
C	34605.241	3082375.792	34640.959	3082668.736	27	51	25.9902	26	38	53.8260
PP7	35248.381	3082414.390	35284.099	3082707.334	27	51	27.1835	26	38	30.3147
WE1	37379.681	3075384.090	37415.399	3075677.034	27	47	38.5932	26	37	13.2087

ANNEXURE “2”
IMMOVABLE PROPERTY
•	Portion 2 (Portion of Portion 1) of the Farm Weltevreden No. 205, District Odendaalsrus, Free State Province, in extent of 63,2853 hectares, held under Title Deed No T35822/2001.

•	Portion 2 (Portion of Portion 1) of The Farm Spes Bona No. 210, District Odendaalsrus, Free State Province, in extent of 67,3347 hectares, held under Title Deed No T35822/2001.

•	Portion 3 of the Farm Spes Bona No. 210, District Odendaalsrus, Free State Province, in extent of 200,3034 hectares, held under Title Deed No T35822/2001.

•	Remaining Extent of the Farm Van Den Hevers Rust No. 410, District Odendaalsrus, Free State Province, in extent of 537,7563 hectares, held under Title Deed No T35822/2001.

ANNEXURE “3”
SPECIFIED ASSETS

Shaft / Location	Asset Name	Asset Description	Asset Condition
Loraine 3#	Man Winder	As per the original audit	Condition remained the same as in the original audit

Loraine 3#	Barlows Winder	As per the original audit	Condition remained the same as in the original audit

Loraine 3#	Rock Winder Surface	As per the original audit	Condition remained the same as in the original audit

Loraine 3#	Man Winder Spare Rope	As per the original audit	Condition remained the same as in the original audit

Loraine 3#	Sheave wheels	As per the original audit	Condition remained the same as in the original audit

Shaft / Location	Asset Name	Asset Description	Asset Condition
Loriane 3#	Main Fans	3 x Units	Condition remained the same as in the original audit

Loriane 3#	Main Fans substation	Building with switchgear and transformer outside	Working condition, busbars were replaced since previous audit

Loriane 3#	Compressor	As per the original audit	Condition remained the same as in the original audit. Found building to be locked and secured.

Loriane 3#	Compressor	As per the original audit	Condition remained the same as in the original audit. Found building to be locked and secured.

Shaft / Location	Asset Name	Asset Description	Asset Condition
Loriane 3 # consumer substation	Main consumer substation	Building with switchgear	Condition remained the same as in the original audit. Found area locked and under alarm security.

Shaft/ Location	Asset Name	Asset Description	Asset Condition
Loraine 3#	Office Blocks	Various office buildings in Concrete brick	Good.

Loraine 3#	Change house	One building compartmentalised into several cloak rooms.	Good.

Loraine 3#	Lamp room	This area was screened and locked and all racks was in place with all lamps removed	Removed from racks due to security reasons

Loraine 3#	Workshops	Various shops with the riggershop been burnt down	Remained in the same condition as in the original audit

Loraine 3#	Stores	1 Stores building.	Good.

Shaft /
Location	Asset Name	Asset Description	Asset Condition
Freddies 9#	Man Winder (WP 2167A)	2 x 2100 hp GEC DC double drum	Good

Freddies 9#	Service Winder	250 hp. single drum	Poor — stripped and without rope or cage. No change since previous visit

Freddies 9#	Rock Winder (WP 2157A)	2 x 2100 hp GEC DC double drum	Good

Freddies 9#	Man and Rock	One spare set motor bearings	Fair

Freddies 9#	Man and Rock	One spare motor	Good

Freddies 9#	Man and Rock	6 x spare safety detaching hooks-working life unknown	Fair — working life unknown

Freddies 9#	Man Winder	One spare conveyance-not reconditioned	Poor

Shaft / Location	Asset Name	Asset Description	Asset Condition
Freddies 9#	Main Fan No. 1	2000 kw	2000 kw-switchgear, transformers and supply cables stripped. Damage due to stripping increased by 50% since three months ago. Mechanicaly good

Freddies 9#	Main Fan No. 2	2000 kw	2000 kw-switchgear, transformers and supply cables stripped. Damage due to stripping increased by 50% since three months ago. Mechanicaly good

Freddies 9#	Fan impeller	Spare	Good

Freddies 9#	Compressor	25000 cfm vwt 809	Basement flooded, switchgear stripped, top cooler missing, but no change since previous visit.

Freddies 9#	Compressor	25000 cfm vwr 565	25000 cfm vwr 565 3600 kw — basement flooded, switchgear stripped, but no change since previous visit

Freddies 9#	Compressor cosumer sub station	1 and 2 Meterpanel	8 x GEC Alstom breakers missing. No change since previous visit. Rest of sub in good condition.

Shaft / Location	Asset Name	Asset Description	Asset Condition
Freddies 9#	Panels & Switchgear	1 and 2 Meterpanel	No. 2 meterpanel cables stolen from Eskom. Tie feeders between No. 1 and No. 2 panel stolen. No change.

Freddies 9#	Main Feeders	2 x 95 mm2 shaft feeders, 1 x 95 mm2 surface infrastructure, 2 x 150 mm2 man hoist feeders only.	Good, but feeders to the other machinery all stolen. No change

Freddies 9#	Interconnectors with other shafts	Nil

Freddies 9#	powerfactor correction equipment	Two banks	Poor. Stripped — no change since previous visit

Shaft / Location	Asset Name	Asset Description	Asset Condition
Freddies 9#	Office Blocks	Three blocks	Fair. No change since previous visit.

Freddies 9#	Change house	Newly built	Newly built, but badly vandalized. No change since previous visit.

Freddies 9#	Lamp room	Small with offices	Fair. Couple of racks with two chargers. No lamps. No change

Freddies 9#	Workshops	Three blocks	Fair, but no change

Freddies 9#	Stores	One	Fair, but no change

Shaft / Location	Asset Name	Asset Description	Asset Condition
Freddies 9#	Fridgeplant 1	Hitachi 2200 kw	Poor. Compressor stolen, switchgear and supply cables stripped, Gas not converted. No change.

Freddies 9#	Fridgeplant 2	Hitachi 2200 kw	Poor. Switchgear and supply cables stripped. Gas not converted. No change

Freddies 9#	Bulk air cooler	One	Fair, but no change

Freddies 9#	Cooling towers		Poor

ANNEXURE “4”
SURFACE RIGHT PERMITS
STEYN 7 AND 9 SHAFTS

Description	SRP NO	R M T NO	New SRP No	Registered Holder

Two rights of way 50 Cape Feet wide on Kalkkuil 153 and Erfdeel 198, district Odendaalsrus	0 1/52	SR 18	None	Freddies Consolidated Mines Limited

Two rights of way 50 Cape Feet wide on Kalkkuil 153 and Eva 127, district Odendaalsrus	0 3/52	SR 17	None	Freddies Consolidated Mines Limited

Explosives magazine with fencing and store yard with fencing on Ophir 405, district Odendaalsrus	0 48/55	SR 209	None	Free State Consolidated Gold Mines (Operations) Limited

1. Slimes dam with fencing	0 56/56	SR 263	4831/2005	Free State Consolidated Gold Mines (Operations) Limited

2. Slimes water dam with fencing

3. Engineering workshops with fencing

4. Second-hand yard with fencing on Marthina’s Gift 299, district Odendaalsrus

Mine road on Dolly 404, district Odendaalsrus	0 3/57	SR 359	4813/2005	Free State Consolidated Gold Mines (Operations) Limited

Mine roads on Paleis Heuvel 323, district Odendaalsrus	0 17/57	SR 380	4832/2005	Free State Consolidated Gold Mines (Operations) Limited

Mine electric power sub-station with fencing on Mijannie 66	0 82/56	SR 344	4279/2005	Free State Consolidated Gold Mines (Operations) Limited

Mine roads and a mine railway siding on Paleis Heuvel 323 and Kalkkuil 153, district Odendaalsrus	0 18/57	SR 358	4707/2005	Free State Consolidated Gold Mines (Operations) Limited

Mine road on Dolly 404 nd Ophir 405	0 34/57	SR 381	4823/2005	Free State Consolidated Gold Mines (Operations) Limited

Mine road on Marthina’s Gift 299, Paleis Heuvel 323 and Dolly 404, district Odendaalsrus	0 48/57	SR 366	4742/2005	Free State Consolidated Gold Mines (Operations) Limited

Description	SRP NO	R M T NO	New SRP No	Registered Holder

Electric power sub-station with fencing on Marthina’s Gift 299, district Odendaalsrus	0 62/57	SR 389	4833/2005	Free State Consolidated Gold Mines (Operations) Limited

Simes dam with fencing on Kalkkuil 153	0 15/58	SR 469	4834/2005	Free State Consolidated Gold Mines (Operations) Limited

Mine road on Marthina’s Gift 299, district Odendaalsrus	0 27/58	SR 468	4820/2005	Free State Consolidated Gold Mines (Operations) Limited

1. Slimes pipe line	0 76/58	SR 516	4830/2005	Free State Consolidated Gold Mines (Operations) Limited

2. Underground electric cables

3. Water pipe lines

4. Overhead mine telephone lines, on Marthina’s Gift 299, district Odendaalsrus

1. Compounds with fencing	0 6/59	SR 211	4754/2005	Free State Consolidated Gold Mines (Operations) Limited

2. Mine police barracks with fencing, on farms Marthina’s Gift 299, Paleis Heuvel 323 and Kalkkuil 153, district Odendaalsrus

Evaporation dam with fencing on Paleis Heuvel 323 and Dolly 404, district Odendaalsrus	0 25/59	SR 492	4799/2005	Free State Geduld Mines Limited

European recreation ground with fencing on Paleis Heuvel 323, district Odendaalsrus	0 56/59	SR 600	4914/2005	Free State Consolidated Gold Mines (Operations) Limited

Married quarters with fencing on Paleis Heuvel 323, district Odendaalsrus	0 3/60	SR 557	None	Free State Consolidated Gold Mines (Operations) Limited

Underground electric cable on Paleis Heuvel 323, district Odendaalsrus	0 11/60	SR 634	4748/2005	Free State Consolidated Gold Mines (Operations) Limited

Recreation grounds with fencing on Paleis Heuvel 323 and Ophir 405, district Odendaalsrus	0 32/60	SR 647	4791/2005	Free State Consolidated Gold Mines (Operations) Limited

Recreation ground with fencing on Paleis Heuvel	0 34/60	SR 624	4751/2005	Free State Consolidated Gold Mines

Description	SRP NO	R M T NO	New SRP No	Registered Holder

323 and Ophir 405, district Odendaalsrus				(Operations) Limited

Miniature rifle range with fencing on Paleis Heuvel 323 and Ophir 405, district Odendaalsrus	0 37/60	SR 625	4746/2005	Free State Geduld Mines Limited

Compressed air pipe line on Kalkkuil 153, district Odendaalsrus	0 3/62	SR 736	4809/2005	Free State Consolidated Gold Mines (Operations) Limited

1. Underground water pipe line	0 4/62	SR 751	4747/2005	Free State Consolidated Gold Mines (Operations) Limited

2. Underground electric cables, on Kalkkuil 153 and Paleis Heuvel 323, district Odendaalsrus

Underground telephone cables on Marthina’s Gift 299, Paleis Heuvel 323 and Kalkkuil 153, district Odendaalsrus	0 7/62	SR 752	4664/2005	Free State Consolidated Gold Mines (Operations) Limited

1. Underground mine telephone cable	0 49/62	SR 778	4805/2005	Free State Consolidated Gold Mines (Operations) Limited

2. Underground water pipe line

3. Underground electric power cable, on Ophir 405, district Odendaalsrus

Underground telephone cable on Paleis Heuvel 323, Flavour 421, Kalkkuil No 153 and Philippi 414, district Odendaalsrus	0 5/63	SR 811	4801/2005	Free State Consolidated Gold Mines (Operations) Limited

1. Extension to area for married quarters	0 20/63	SR 831	4807/2005	Free State Consolidated Gold Mines (Operations) Limited

2. Recreation ground with fencing

3. Mine road on Kalkkuil 153 and Paleis Heuvel 323, district Odendaalsrus

Water pipe line with branches on Flavour 421, Philippi No 414, Kalkkuil 153, Marthina’s Gift 299 and Paleis Heuvel 323, district Odendaalsrus	0 49/63	SR 737	4803/2005	Free State Consolidated Gold Mines (Operations) Limited

1. Water and slimes pipe lines	0 50/63	SR 750	None	Free State Consolidated Gold Mines (Operations) Limited

Description	SRP NO	R M T NO	New SRP No	Registered Holder

2. Underground drain pipe lines

3. Extension to evaporation dam with Fencing on Marthina’s Gift 299, Dolly 404, district Odendaalsrus

1. Underground electric cable with sub-station	0 51/63	SR 864	4781/2005	Free State Consolidated Gold Mines (Operations) Limited

2. Underground water pipeline on Paleis Heuvel 323, district Odendaalsrus

1. Water pipeline	0 1/64	SR 851	None	Free State Consolidated Gold Mines (Operations) Limited

2. Water drains with branches

3. Water pipeline and underground electric power cable

4. Water pipeline, underground electric power cable and underground telephone cable

5. Underground telephone cable

6. Underground electric power cables and water pipelines, on Kalkkuil 153, Paleis Heuvel 323 and Ophir 405, district Odendaalsrus

1. Shaft equipment area with fencing	0 8/65	SR 922	None	Free State Consolidated Gold Mines (Operations) Limited

2. Road, water and compressed air pipes, telephone and electric cables

3. Water, air pipes and cables, on Philippi 414 and Kalkkuil No 153, district Odendaalsrus

Underground electric cable on Kalkkuil 153 district Odendaalsrus	0 19/65	SR 931	4786/2005	Free State Consolidated Gold Mines (Operations) Limited

Water pipeline on Paleis Heuvel 323, district Odendaalsrus	0 26/65	SR 937	4811/2005	Free State Consolidated Gold Mines (Operations) Limited

Strips of land to serve as	0 4/66	SR 945	4788/2005	Free State Consolidated Gold Mines

Description	SRP NO	R M T NO	New SRP No	Registered Holder

a windbreak with fencing on Kalkkuil 153 and Philippi 414, Odendaalsrus				(Operations) Limited

Underground electric cables, telephone cables and water pipelines on Paleis Heuvel 323, district Odendaalsrus	0 14/66	SR 957	4793/2005	Free State Consolidated Gold Mines (Operations) Limited

Extension to shaft equipment with fencing on Philippi 414, district Odendaalsrus	0 8/67	SR 968	None	Free State Consolidated Gold Mines (Operations) Limited

Underground sewer pipeline on Kalkkuil 153, district Odendaalsrus	0 19/67	SR 994	None	Free State Consolidated Gold Mines (Operations) Limited

Extension to second-hand yard with fencing on Marthina’s Gift 299, district Odendaalsrus	0 20/67	SR 1008	4835/2005	Free State Consolidated Gold Mines (Operations) Limited

Underground sewer pipeline on Marthina’s Gift 299, district Odendaalsrus	0 24/67	SR 1007	None	Free State Consolidated Gold Mines (Operations) Limited

Mine storm water drains with fencing on Marthina’s Gift 299, district Odendaalsrus	0 31/67	SR 993	None	Free State Consolidated Gold Mines (Operations) Limited

Extension to shaft equipment area with fencing on Kalkkuil 153, district Odendaalsrus	114/68	0 26/68	None	Free State Consolidated Gold Mines (Operations) Limited

6” water pipeline on Paleis Heuvel 323, district Odendaalsrus	126/68	0 51/68	None	Free State Consolidated Gold Mines (Operations) Limited

Water pipeline on Paleis Heuvel 323, district Odendaalsrus	132/68	0 27/68	None	Free State Consolidated Gold Mines (Operations) Limited

Mine road on Kalkkuil 153 and Paleis Heuvel 323, district Odendaalsrus	133/68	0 50/68	None	Free State Consolidated Gold Mines (Operations) Limited

Underground sewer pipelines on Paleis Heuvel 323, district Odendaalsrus	197/68	SR 995	None	Free State Consolidated Gold Mines (Operations) Limited

Slimes pipeline on the Kalkkuil 153, Paleis Heuvel 323, Marthina’s Gift 299, district Odendaalsrus	1/71	0 33/70	4665/2005	Free State Consolidated Gold Mines (Operations) Limited

Description	SRP NO	R M T NO	New SRP No	Registered Holder

Recreation with fencing on Kalkkuil 153, Odendaalsrus	40/71	SR 1031	4682/2005	Free State Consolidated Gold Mines (Operations) Limited

Slimes pipeline on Kalkkuil 153	97/71	0 30/70	None	Free State Consolidated Gold Mines (Operations) Limited

Mine nursery with fencing on Paleis Heuvel 323, district Odendaalsrus	80/73	0 63/73	None	Free State Consolidated Gold Mines (Operations) Limited

Extension to Waste Rock Dump with fencing Kalkkuil 153	198/75	0 290/75	None	Free State Consolidated Gold Mines (Operations) Limited

Water pipeline — Paleis Heuvel 323	52/76	0 110/76	None	Free State Consolidated Gold Mines (Operations) Limited

Extension to explosives magazines with fencing — Ophir 405	204/76	0 274/75	4817/2005	Free State Consolidated Gold Mines (Operations) Limited

Extension to mines security with fencing — Paleis Heuvel 323	207/76	0 318/76	4803/2005	Free State Consolidated Gold Mines (Operations) Limited

Extension to recreation with fencing on Ophir 405, Paleis Heuvel 323	208/76	0 335/76	4802/2005	Free State Consolidated Gold Mines (Operations) Limited

Extension to evaporation dam with fencing Dolly 404	209/76	0 319/76	4812/2005	Free State Consolidated Gold Mines (Operations) Limited

Administration offices for residential quarters, security road with fencing — Marthina’s Gift 299	16/77	0 331/76	4814/2005	Free State Consolidated Gold Mines (Operations) Limited

Administration offices for residential quarters on Paleis Heuvel 323 and Kalkkuil 153	4/77	0 309/76	4806/2005	Free State Consolidated Gold Mines (Operations) Limited

Extension to shaft equipment with fencing on Philippi 414	19/77	0 301/76	4818/2005	Free State Consolidated Gold Mines (Operations) Limited

Residential quarters, with fencing on Paleis Heuvel 323	29/77	0 26/77	None	Free State Consolidated Gold Mines (Operations) Limited

Extension to waste rock dump — Kalkkuil 153	45/77	0 338/76	4816/2005	Free State Consolidated Gold Mines (Operations) Limited

Extension to residential quarters with fencing — Paleis Heuvel 323	127/78	0 462/77	4794/2005	Free State Consolidated Gold Mines (Operations) Limited

Slimes pipe lines — farm	13/79	0 284/78	4798/2005	Free State Consolidated Gold Mines

Description	SRP NO	R M T NO	New SRP No	Registered Holder

Marthina’s Gift 299				(Operations) Limited

Storm water drain on Paleis Heuvel 323	214/79	0 159/79	4796/2005	Free State Consolidated Gold Mines (Operations) Limited

Extension to recreation ground on Paleis Heuvel 323	20/80	0 30/80	None	Free State Consolidated Gold Mines (Operations) Limited

Extension to slimes dam, with fencing on Marthina’s Gift 299	157/81	0 187/81	4808/2005	Free State Consolidated Gold Mines (Operations) Limited

Liquor outlet with fencing on Paleis Heuvel No 323	175/81	0 203/81	4800/2005	Free State Consolidated Gold Mines (Operations) Limited
STEYN 3 SHAFT

Description	SRP NO	R M T NO	New SRP No	Registered Holder

Core yard with fencing	0 10/60	SR 623	None	President Steyn Gold Mines (Free State) (Proprietary) Limited

Mine road with fencing	0 13/60	SR 621	None	President Steyn Gold Mines (Free State) (Proprietary) Limited

Shaft equipment area with fencing	0 14/60	SR 618	None	President Steyn Gold Mines (Free State) (Proprietary) Limited

Area for water evaporation	0 27/60	SR 651		SRP Abandoned on 27 October 1962

Area for water evaporation	0 28/60	SR 650	None	Avgold Limited

Explosive magazine with fencing	0 36/60	SR 642	None	President Steyn Gold Mines (Free State) (Proprietary) Limited

Area for waste rock dump	0 40/60	SR 660	None	Avgold Limited

Mine railway line and mine road, air and water pipe lines, underground telephone and electric cables	0 42/60	SR 661	None	Avgold Limited

Extension to shaft equipment area with fencing	0 43/60	SR 656	None	President Steyn Gold Mines (Free State) (Proprietary) Limited

An underground electric cable and a sewerage pipe line	0 44/60	S.667	None	President Steyn Gold Mines (Free State) (Proprietary) Limited

Air and water pipe lines	0 45/60	SR 668	None	President Steyn Gold Mines (Free State) (Proprietary) Limited

Description	SRP NO	R M T NO	New SRP No	Registered Holder

Mine railway line and mine road	0 46/60	SR 663	None	Avgold Limited

Mine road, water pipeline and u/g electric cable	0 47/60	SR 666	None	President Steyn Gold Mines (Free State) (Proprietary) Limited

Compound and sports ground with fencing	0 63/60	SR 615	None	President Steyn Gold Mines (Free State) (Proprietary) Limited

Mine police barracks with fencing	0 3/61	SR 645	None	President Steyn Gold Mines (Free State) (Proprietary) Limited

An underground electric cable, compressed air and water pipe lines, a sewerage pipe line, a storm water drain and mine road	0 22/62	SR 782	None	President Steyn Gold Mines (Free State) (Proprietary) Limited

Electric power substation with fencing	0 26/62	SR 809	None	President Steyn Gold Mines (Free State) (Proprietary) Limited

Underground electric cables	0 15/63	SR 868	None	President Steyn Gold Mines (Free State) (Proprietary) Limited

Water pipe line, compressed air pipe, electric cable and telephone line with fencing	73/1974	0 19/74	None	President Steyn Gold Mines (Free State) (Proprietary) Limited

Shaft equipment area with fencing	120/1974	0 190/74	None	President Steyn Gold Mines (Free State) (Proprietary) Limited

Reduction works with fencing	22/76	0 53/76	None	President Steyn Gold Mines (Free State) (Proprietary) Limited
AGRICULTURAL LAND

Agriculture with fencing on Spes Bona 210, district Odendaalsrus	030/60	SR643	None	Loraine Gold Mines Limited

Agriculture with fencing on Spes Bona	44/71	0 107/70	None	President Steyn

ANNEXURE “5”
OLD ORDER MINING RIGHT

G.P.-S. 010-0233

MD 109E

Republic of South Africa | Republiek van Suid-Afrika

DEPARTMENT OF MINERAL AND ENERGY AFFAIRS

DIREKTEUR: MINERAALONTWIKKELING
DEPARTEMENT VAN MINERALE EN ENERGIE
PRIVAATSAK / PRIVATE BAG X33
10 JUL 2002
WELKOM 9460
DIRECTOR: MINERALS DEVELOPMENT
DEPARTMENT OF MINERALS AND ENERGY

Office date stamp

MINING LICENCE

Licence No. 8/2002

Office reference FS 5/3/2/500 Vol 6

~~identity or~~ registration number 98/19764/07

(hereinafter referred to as "the holder")

of (address) PRIVATE BAG X10206
WELKOM
9460

No. Magisterial District ODENDAALSRUS Region FREE STATE

as indicated on the ~~attached~~ sketch plan No. FS 15/2000 (M.L)

signed by the DIRECTOR: MINERAL DEVELOPMENT ~~Regional Director~~ on 31 MARCH 1998

~~or until the mineral the mining of which is hereby authorized can no longer be mined economically by the holder of the land concerned~~. (If a specific date is inserted, delete the words that follow the date.)

G.P.-S. 010-0233 MD 109E Republic of South Africa Republiek van Suid-Afrika DEPARTMENT OF MINERAL AND ENERGY AFFAIRS MINING LICENCE [Minerals Act, 1991: Section 9 (1) read with 9 (3) (e)] 10 JUL 2002 Office date stamp Licence No. 8/2002 Office reference FS 5/3/2/500 Vol 6 Authorization is hereby granted under and subject to the provisions of the Minerals Act, 1991, to (full name) PRESIDENT STEYN GOLD MINES (FREE STATE) (PROPRIETARY) LIMITED registration number 98/19764/07 (hereinafter referred to as “the holder”) of (address) PRIVATE BAG X10206 WELKOM 9460 to mine for (name of mineral) PRECIOUS METALS AND PRECIOUS METALS in respect of tailings* on (full name of farm and subdivision) SEE SCHEDULE “A” No. Magisterial District ODENDAALSRUS Region FREE STATE as indicated on the sketch plan No. FS 15/2000 (M.L) Director: MINERAL DEVELOPMENT signed by the on 31 MARCH 1998 Full name of the holder of the right to the said mineral PRESIDENT STEYN GOLD MINES (FREE STATE) (PROPRIETARY) LIMITED REG. NO. 98/19764/07 AS THE DEEMED HOLDER OF SUCH RIGHTS IN TERMS OF SECTION 47(1)(e) OF THE MINERALS ACT, 1991 (ACT 50 OF 1991) Unless this licence is suspended, cancelled or abandoned or lapses it shall be valid for a period (more than two years) which shall extend from the date of issuing until 9 JULY 2015 (If a specific date is inserted, delete the words that follow the date.)

MD 109E This licence does not exempt the holder from the requirements of any provision of any other law or from any restrictive provisions or conditions contained in the title deed of the land concerned, nor does it encroach upon the rights of any person who may have an interest in the land or tailings concerned or the mineral rights in respect of such land or tailings. Signed at WELKOM this 10TH day of JULY 2002 MINERAL DEVELOPMENT · Delete the words “in respect of tailings” if they are not applicable.

2

FS 5/3/2/500 VOL 6
THIS SCHEDULE “A” PERTAINS TO MINING LICENCE NO. 8/2002 ISSUED IN FAVOUR OF PRESIDENT STEYN GOLD MINES (FREE STATE) PTY. LTD. AND REFLECTS PROPERTIES OR PORTIONS OF SUCH PROPERTIES THAT JOINTLY FROM THE MINING AREA THAT IS THE SUBJECT OF THE SAID MINING PERMIT

	MAGISTERIAL	DIAGRAM NO.	SG DIAGRAM
NAME OF PROPERTY	DISTTRICT	(RMT)	NO.
1. Welgevonden 183	Odendaalsrus	RMT NO. 20 (M.L.A)	B1994/57
2. Weltevreden 205	Odendaalsrus	RMT NO. 20 (M.L.A)	B1994/57
3. Spes Bona 210	Odendaalsrus	RMT NO. 20 (M.L.A)	B1994/57
4. Van Den Heevers Rust 410	Odendaalsrus	RMT NO. 20 (M.L.A)	B1994/57
5. Rosedale 298	Odendaalsrus	RMT NO. 20 (M.L.A)	B1994/57
6. Klein Begin 111	Odendaalsrus	RMT NO. 20 (M.L.A)	B1994/57
7. Britzpan 228	Odendaalsrus	RMT NO. 20 (M.L.A)	B1994/57
8. Martinas Gift 299	Odendaalsrus	RMT NO. 20 (M.L.A)	B901/48
9. Dolly 404	Odendaalsrus	RMT NO. 20 (M.L.A)	B901/48
10. Paleis Heuvel 323	Odendaalsrus	RMT NO. 20 (M.L.A)	B901/48
11. Ophir 405	Odendaalsrus	RMT NO. 20 (M.L.A)	B901/48
12. Kalkkuil 153	Odendaalsrus	RMT NO. 20 (M.L.A)	B901/48
13. Philippi 414	Odendaalsrus	RMT NO. 20 (M.L.A)	B901/48
14. Flavour 421	Odendaalsrus	RMT NO. 20 (M.L.A)	B901/48

N J KOMANE DIRECTOR: MINERAL DEVELOPMENT FREE STATE REGION DATE 10 JULY 2002 Lg/legrange/fs500 vol 6 schedul A